As submitted to the Securities and Exchange Commission on May 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1389

(Primary Standard Industrial Classification Code Number)

20-8203420

(I.R.S. Employer Identification Number)

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(281) 531-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Christopher Boswell

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(281) 531-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

W. Matthew Strock

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, TX 77002

(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.001 par value per share	(2)	(3)	(3)
Preferred Stock, $0.001 par value per share	(2)	(3)	(3)
Debt Securities	(2)	(3)	(3)
Warrants	(2)	(3)	(3)
Total			$100,000,000	$10,070

(1) Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended based on the proposed maximum aggregate offering price.

(2) There are being registered hereunder such indeterminate number of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, which together shall have an aggregate initial offering price not to exceed $100,000,000. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings; and

●	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $6.2 million of our common stock that may be issued and sold under a sales agreement with FBR Capital Markets & Co. and MLV & Co. LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $6,200,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $100 million of securities that may be offered, issued and sold by us under the base prospectus. Prior to the initiation of any sale of securities under this prospectus, the number of shares and the minimum share price must be approved by the Company’s board of directors.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 2, 2016

PROSPECTUS

ECO-STIM ENERGY SOLUTIONS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

This prospectus will allow us to offer and sell, from time to time, in one or more offerings (i) common stock, (ii) preferred stock, (iii) debt securities as described in this prospectus, (iv) warrants as described in this prospectus or (v) any combination of the securities described in this prospectus. We refer to the common stock, preferred stock, debt securities and warrants as the “securities.” The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100,000,000.

We may offer and sell these securities on a delayed or continuous basis to or through one or more underwriters, dealers or agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. The prospectus supplement may describe the specific manner in which we will offer the securities and may also add, update or change information contained in this prospectus.

Our common stock is presently listed on The NASDAQ Capital Market under the symbol “ESES.” We will provide information in the related prospectus supplement for the trading market, if any, for any other securities that may be offered. On April 28, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.12 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, including the documents incorporated by reference, and any amendments or supplements carefully before you make your investment decision. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before investing in shares of our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                       , 2016

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus or any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Industry and Market Data

A portion of the market data and certain other statistical information used throughout this prospectus is based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates and our management’s understanding of industry conditions. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may over time, in one or more offerings, offer and sell up to $100,000,000 in total aggregate offering price of any combination of the securities described in this prospectus. This prospectus generally describes Eco-Stim Energy Solutions, Inc. and the securities that are registered hereunder that may be offered by us. Each time we sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

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PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully before making an investment decision, including the information presented in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and our consolidated financial statements and related notes thereto incorporated by reference to this prospectus.

Our Company

We are a technology-driven independent oilfield services company providing well stimulation, coiled tubing and field management services to the upstream oil and gas industry. We are focused on reducing the ecological impact and improving the economic performance of the well stimulation process. We have assembled proven technologies and processes that have the ability to (1) reduce the surface footprint, (2) reduce emissions and (3) conserve fuel and water during the stimulation process. We will focus on bringing these technologies and processes to the most active shale resource basins outside of the United States, using our technology to differentiate our service offerings. Our management team has extensive international industry experience. Our first operations are in Argentina, home of the Vaca Muerta basin, the world’s third-largest shale resource basin as measured by technically recoverable reserves. However, we also intend to pursue other markets where we believe we can offer clear strategic advantages and achieve acceptable financial returns. We may also explore opportunistic acquisitions and/or joint ventures with established companies in target markets.

Our management team has extensive experience in operating well stimulation fleets, coiled tubing units and other downhole completion equipment, as well as providing “sweet spot” analysis in shale resource basins using geophysical predictive modeling. We expect to leverage our management’s experience and historical local relationships in undersupplied markets to pursue profitable long-term contracts. We expect to compete for business with a limited number of other service companies based on technical capability, quality of equipment, local experience and existing relationships rather than solely on price. We also believe that we benefit from our association with our largest investors, which give us strategic advantages into the emerging markets and Argentina.

Corporate History

Vision Global Solutions, Inc. (“Vision”) was formed as a Nevada corporation on January 7, 2005. On December 11, 2013, Vision acquired FracRock International, Inc., a privately held Delaware corporation (“FRI”), which resulted in a change of control of the Company. Pursuant to that certain Agreement and Plan of Reorganization dated as of September 18, 2013, by and among Vision, FRI Merger Sub, Inc., a newly formed wholly owned Delaware subsidiary of Eco-Stim (“MergerCo”), and FRI, MergerCo merged with and into FRI, with FRI surviving the merger as a wholly owned subsidiary of the Company, which was re-named Eco-Stim Energy Solutions, Inc. (the “Merger”). On May 5, 2014, FRI merged with and into Eco-Stim, with Eco-Stim surviving the Merger.

Frac Rock International, Inc., a predecessor of our Company, was incorporated as a British Virgin Island company (“FRIBVI”) on December 30, 2011. On October 4, 2013, FRIBVI merged with and into FRI pursuant to an Amended and Restated Agreement and Plan of Merger.

Corporate Information

We are a Nevada corporation. Our principal executive offices are located at 2930 W. Sam Houston Pkwy N., Suite 275 Houston, Texas 77043, and our main telephone number at that address is (281) 531-7200. Our website is available at www.ecostim-es.com. Information contained on or available through our website is not part of or incorporated by reference into this prospectus or any other report we may file with the SEC.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities up to $100 million in total aggregate offering price, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at volumes, prices and terms to be determined by market conditions at the time of the relevant offering and only if and when approved by our board. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type of series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. Please see “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” below.

Further, during any 12-month period, the aggregate market value of securities we may offer may not exceed one third of the aggregate market value of voting and non-voting common equity held by persons who are not affiliates of our Company.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

An investment in our common stock involves a number of risks. You should carefully consider the risks described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 17, 2016, and in our other filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. These risks and uncertainties described below and in our SEC filings are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

If any of the risks or uncertainties described below, in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose part or all of your investment. You should bear in mind, in reviewing this prospectus, that past experience is no indication of future performance. You should read the section titled “Cautionary Statements Regarding Forward-Looking Statements” for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements that relate to, among other things, our:

●	future financial and operating performance and results;

●	business strategy and budgets;

●	technology;

●	financial strategy;

●	amount, nature and timing of capital expenditures;

●	competition and government regulations;

●	operating costs and other expenses;

●	cash flow and anticipated liquidity;

●	property and equipment acquisitions and sales; and

●	plans, forecasts, objectives, expectations and intentions.

All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the anticipated future results or financial condition expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include but are not limited to:

●	the cyclical nature of the oil and natural gas industry;

●	the potential for our oil-company customers to backward-integrate by starting their own well service operations;

●	the potential for excess capacity in the oil and natural gas service industry;

●	dependence on the spending and drilling activity by the onshore oil and natural gas industry;

●	competition within the oil and natural gas service industry;

●	concentration of our customer base and fulfillment of existing customer contracts;

●	our ability to maintain pricing and obtain contracts;

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●	deterioration of the credit markets;

●	our ability to raise additional capital to fund future and committed capital expenditures;

●	increased vulnerability to adverse economic conditions due to indebtedness;

●	our limited operating history on which investors may evaluate our business and prospects;

●	our ability to obtain raw materials and specialized equipment;

●	technological developments or enhancements;

●	asset impairment and other charges;

●	our ability to identify, make and integrate acquisitions;

●	ACM Emerging Markets Master Fund I, L.P. (together with Albright Capital Management LLC, collectively “ACM”) and management control over stockholder voting;

●	loss of key executives;

●	the ability to employ skilled and qualified workers;

●	work stoppages and other labor matters;

●	hazards inherent to the oil and natural gas industry;

●	inadequacy of insurance coverage for certain losses or liabilities;

●	delays in obtaining required permits;

●	ability to import equipment into Argentina on a timely basis;

●	regulations affecting the oil and natural gas industry;

●	legislation and regulatory initiatives relating to well stimulation;

●	future legislative and regulatory developments;

●	foreign currency exchange rate fluctuations;

●	effects of climate change;

●	volatility of economic conditions in Argentina;

●	market acceptance of turbine pressure pumping technology;

●	the profitability for our customers of shale oil and gas as commodity prices decrease;

●	risks of doing business in Argentina and the United States; and

●	costs and liabilities associated with environmental, health and safety laws, including any changes in the interpretation or enforcement thereof.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you against putting undue reliance on forward-looking statements or projecting any future results based on such statements. When considering our forward-looking statements, you should keep in mind the cautionary statements in this prospectus, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

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USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures and the repayment or refinancing of all or a portion of our debt.

The actual application of proceeds we receive from any particular primary offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. At April 28, 2016, we had 13,601,739 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends, subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not declared or paid any cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. There are no redemption or sinking fund provisions applicable to the common stock. Other than ACM, holders of our common stock have no preemptive or subscription rights to purchase any of our securities. So long as ACM owns at least 15% of our issued and outstanding common stock (calculated on a fully diluted basis), ACM will have preemptive rights to purchase up to 40% of any common stock issued by us. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no right to convert their common stock into any other securities. Other than ACM and certain management shareholders, the holders of our common stock have no demand registration rights or piggyback registration rights.

Preferred Stock

The authorized preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the stock could depress the market price of the common stock.

Anti-Takeover Provisions

Some provisions of Nevada law, and our amended and restated articles of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of our Company by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our Company to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

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Among other things, our amended and restated articles of incorporation and/or amended and restated bylaws:

●	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Our amended and restated bylaws also specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

●	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company;

●	provide that the authorized number of directors may be changed only by resolution of the majority of the total number of authorized directors;

●	provide that all vacancies, including newly created directorships, must be filled by the election of the board of directors;

●	provide that, at a minimum, our amended and restated articles of incorporation and amended and restated bylaws may only be amended by the affirmative vote of the majority of our board of directors or the affirmative vote of shareholders holding a majority of our shares, subject to the occurrence of certain events (for more details, see Article VII of our amended and restated articles of incorporation and Article 7 of our amended and restated bylaws); and

●	provide that special meetings of our stockholders may only be called by the board of directors or by shareholders owning at least 10% of our voting shares.

Stockholder Rights Agreement

We and ACM are parties to a Convertible Note Facility Agreement, dated as of May 28, 2014, (the “Note Agreement”). In connection with and as a condition precedent for the closing of the Note Agreement, we entered into a stockholder rights agreement dated May 28, 2014 (the “Stockholder Rights Agreement”) with ACM and the certain stockholders party thereto (the “Management Stockholders”). Pursuant to the Stockholder Rights Agreement, ACM currently has the right to nominate three individuals for election to our board of directors (the “Board”). Within one year after the closing date, ACM and the Management Stockholders will mutually agree on a slate of five or six individuals to be nominated for election to the Board. The number of individuals nominated by ACM in such slate will be proportionate to ACM’s percentage of beneficial ownership of our issued and outstanding common stock (calculated on a fully diluted basis). Additionally, pursuant to the Stockholder Rights Agreement, certain members of our management have agreed not to transfer any equity securities of the Company owned by them, subject to certain limited exceptions, so long as ACM beneficially owns, in the aggregate, at least 15% of our issued and outstanding common stock; provided, however, that if such management members receive a bona fide offer from a prospective purchaser and desire to accept such offer, ACM shall have a right of first refusal to acquire such securities. Moreover, under the Stockholder Rights Agreement, for so long as ACM beneficially owns more than 15% of our issued and outstanding common stock (calculated on a fully diluted basis), ACM, subject to certain limited exceptions, has a preemptive right to purchase up to 40% of any new securities we propose to issue or sell. As a result, ACM’s preemptive right will apply to any securities we issue during an underwritten public offering such as this offering, on terms and conditions (including pricing terms) substantially similar to those offered by the underwriters. In connection with our public equity offering in the first quarter of 2015, ACM elected to exercise its preemptive right and purchased 173,911 shares of our common stock (or approximately 17% of the shares sold in the offering).

Registration Rights Agreement

In May 2014, in connection with the Note Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) among us, certain of our stockholders and ACM. Under the Registration Rights Agreement, we agreed, at any time after November 24, 2014, upon the request of holders of shares of the registrable securities at our expense, to file with the SEC, a registration statement upon request of certain holders a registration statement on Form S-1, within 75 days of such request, to register the registrable securities requested to be registered.

Pursuant to the Registration Rights Agreement, we are required to use our commercially reasonable efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. Under the Registration Rights Agreement, the holders of rights under the Registration Rights Agreement have certain customary registration rights, including demand rights and piggyback rights, subject to certain underwriter cutbacks and issuer blackout periods. In addition, pursuant to the Registration Rights Agreement, we pay all fees and expenses relating to the registration and disposition of the registrable securities.

The preceding summary of certain provisions of the Registration Rights Agreement is not intended to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the Registration Rights Agreement and you should read this summary together with the complete text of the Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as the transfer agent and registrar for our common stock.

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DESCRIPTION OF DEBT SECURITIES

The “Debt Securities” will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the subsidiary guarantors of such Debt Securities (each a “Subsidiary Guarantor”), if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Our rights and the rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary (other than the Subsidiary Guarantors of such securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our Class A common stock.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities.

If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more Subsidiary Guarantors identified therein will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities;

(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4) any limit on the aggregate principal amount of the Debt Securities;

(5) each date on which the principal of the Debt Securities will be payable;

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(6) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7) each place where payments on the Debt Securities will be payable;

(8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9) any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11) whether the Debt Securities are defeasible;

(12) any addition to or change in the Events of Default;

(13) whether the Debt Securities are convertible into our Class A common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities (each a “Global Security”) that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below, and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock and debt securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) U.S. federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock and preferred stock, including the right to receive payments of any dividends on the common stock or preferred stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote. Prior to the exercise of any warrants, holders of the warrants will not have any rights of holder of debt securities.

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PLAN OF DISTRIBUTION

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	in the over-the-counter market;

●	in privately negotiated transactions;

●	through broker-dealers, who may act as agents or principals;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers;

●	through agents;

●	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or

●	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions; or

●	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

We may change the price of the securities offered from time to time.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters or their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

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If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers or their affiliates may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

We may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 8% of the gross proceeds from the sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Woodburn and Wedge, our Nevada counsel. Certain legal matters in connection with the offering will be passed upon by Vinson & Elkins L.L.P., Houston, Texas, as our counsel. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

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EXPERTS

The consolidated financial statements of Eco-Stim Energy Solutions, Inc. as of and for the years then ended December 31, 2015 and 2014, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report, which is incorporated here by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of the contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of these materials may be obtained, upon payment of a duplicating fee, from the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We expect to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The address of our website is www.ecostim-es.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below and the registration statement of which this prospectus forms a part of the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

●	our Current Report on Form 8-K filed on March 11, 2016 (in each case, excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit); and

●	the description of our common stock included in our Form 8-A (File No. 001-36909), filed with the Commission on April 8, 2015, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

We also incorporate by reference any documents we may file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed, from the date of this prospectus until we sell all of the securities we are offering or the termination of the offering under this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Eco-Stim Energy, Inc., Attention: Investor Relations, 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043; telephone 281-531-7200; E-mail: investorrelations@ecostim-es.com.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 2, 2016

PROSPECTUS

ECO-STIM ENERGY SOLUTIONS, INC.

Up To $6,200,000 Of

Common Stock

Prior to the initiation of any sale of securities under this prospectus, the number of shares and the minimum share price must be approved by the Company’s board of directors.

We intend to enter into an At Market Issuance Sales Agreement, which we refer to as the sales agreement, with FBR Capital Markets & Co. and MLV & Co. LLC, or the Agents, relating to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $6,200,000 from time to time through the Agents once sales have been approved.

Our common stock is listed on the NASDAQ Capital Market, under the symbol “ESES.” On April 28, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.12 per share.

Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NASDAQ Capital Market, the existing trading market for our common stock or on any other existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. The Agents are not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation at a commission rate equal to up to 5% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents may be deemed to be underwriting commissions or discounts. We expect to agree to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

The market value of our outstanding common stock held by non-affiliates on April 28, 2016 was approximately $18.5 million based on 13,601,739 shares of outstanding common stock, of which 5,934,969 are held by non-affiliates, and a per share price of $3.12 based on the closing sale price of our common stock on April 28, 2016. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period preceding the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before investing in shares of our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FBR                   MLV & Co.

The date of this prospectus is                        , 2016.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus or any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Industry and Market Data

A portion of the market data and certain other statistical information used throughout this prospectus is based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates and our management’s understanding of industry conditions. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This prospectus relates to the offering of our common stock.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may also file a prospectus supplement, which may add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not, and the Agents have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “Eco-Stim,” the “Company,” “we,” “us,” and “our” refer to Eco-Stim Energy Solutions, Inc.

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PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully before making an investment decision, including the information presented in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and our consolidated financial statements and related notes thereto incorporated by reference to this prospectus.

Our Company

We are a technology-driven independent oilfield services company providing well stimulation, coiled tubing and field management services to the upstream oil and gas industry. We are focused on reducing the ecological impact and improving the economic performance of the well stimulation process. We have assembled proven technologies and processes that have the ability to (1) reduce the surface footprint, (2) reduce emissions and (3) conserve fuel and water during the stimulation process. We will focus on bringing these technologies and processes to the most active shale resource basins outside of the United States, using our technology to differentiate our service offerings. Our management team has extensive international industry experience. Our first operations are in Argentina, home of the Vaca Muerta basin, the world’s third-largest shale resource basin as measured by technically recoverable reserves. However, we also intend to pursue other markets where we believe we can offer clear strategic advantages and achieve acceptable financial returns. We may also explore opportunistic acquisitions and/or joint ventures with established companies in target markets.

Our management team has extensive experience in operating well stimulation fleets, coiled tubing units and other downhole completion equipment, as well as providing “sweet spot” analysis in shale resource basins using geophysical predictive modeling. We expect to leverage our management’s experience and historical local relationships in undersupplied markets to pursue profitable long-term contracts. We expect to compete for business with a limited number of other service companies based on technical capability, quality of equipment, local experience and existing relationships rather than solely on price. We also believe that we benefit from our association with our largest investors, which give us strategic advantages into the emerging markets and Argentina.

Corporate History

Vision Global Solutions, Inc. (“Vision”) was formed as a Nevada corporation on January 7, 2005. On December 11, 2013, Vision acquired FracRock International, Inc., a privately held Delaware corporation (“FRI”), which resulted in a change of control of the Company. Pursuant to that certain Agreement and Plan of Reorganization dated as of September 18, 2013, by and among Vision, FRI Merger Sub, Inc., a newly formed wholly owned Delaware subsidiary of Eco-Stim (“MergerCo”), and FRI, MergerCo merged with and into FRI, with FRI surviving the merger as a wholly owned subsidiary of the Company, which was re-named Eco-Stim Energy Solutions, Inc. (the “Merger”). On May 5, 2014, FRI merged with and into Eco-Stim, with Eco-Stim surviving the Merger.

Frac Rock International, Inc., a predecessor of our Company, was incorporated as a British Virgin Island company (“FRIBVI”) on December 30, 2011. On October 4, 2013, FRIBVI merged with and into FRI pursuant to an Amended and Restated Agreement and Plan of Merger.

Corporate Information

We are a Nevada corporation. Our principal executive offices are located at 2930 W. Sam Houston Pkwy N., Suite 275 Houston, Texas 77043, and our main telephone number at that address is (281) 531-7200. Our website is available at www.ecostim-es.com. Information contained on or available through our website is not part of or incorporated by reference into this prospectus or any other report we may file with the SEC.

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The Offering

Common stock offered by us pursuant to this prospectus	Shares of our common stock having an aggregate offering price of up to $6.2 million. In no event will we sell securities with a value exceeding more than one-third of our “public float” (the market value of our common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period.

Manner of offering	“At the market offering” that may be made from time to time on the NASDAQ Capital Market or other market for our common stock in the United States through our agents, FBR Capital Markets & Co. and MLV & Co. LLC. See the section entitled “Plan of Distribution” on page 10 of this prospectus.

Use of proceeds	We intend to use the net proceeds of this offering general corporate purposes, which may include working capital, capital expenditures and the repayment or refinancing of all or a portion of our debt. See the section entitled “Use of Proceeds” on page 7 of this prospectus.

Risk factors	See “Risk Factors” beginning on page 3 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Capital Market symbol	ESES

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RISK FACTORS

An investment in our common stock involves a number of risks. You should carefully consider the risks described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 17, 2016, and in our other filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. These risks and uncertainties described below and in our SEC filings are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

If any of the risks or uncertainties described below, in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose part or all of your investment. You should bear in mind, in reviewing this prospectus, that past experience is no indication of future performance. You should read the section titled “Cautionary Statements Regarding Forward-Looking Statements” for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks Relating to this Offering

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or debt securities in the future, which may result in additional dilution to our investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 1,975,643 shares of our common stock are sold at a price of $3.12 per share, the last reported sale price of our common stock on The Nasdaq Global Market on April 28, 2016, for aggregate gross proceeds of approximately $6.2 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.76 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We have broad discretion in the use of proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures and the repayment or refinancing of all or a portion of our debt.. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements that relate to, among other things, our:

●	future financial and operating performance and results;

●	business strategy and budgets;

●	technology;

●	financial strategy;

●	amount, nature and timing of capital expenditures;

●	competition and government regulations;

●	operating costs and other expenses;

●	cash flow and anticipated liquidity;

●	property and equipment acquisitions and sales; and

●	plans, forecasts, objectives, expectations and intentions.

All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the anticipated future results or financial condition expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include but are not limited to:

●	the cyclical nature of the oil and natural gas industry;

●	the potential for our oil-company customers to backward-integrate by starting their own well service operations;

●	the potential for excess capacity in the oil and natural gas service industry;

●	dependence on the spending and drilling activity by the onshore oil and natural gas industry;

●	competition within the oil and natural gas service industry;

●	concentration of our customer base and fulfillment of existing customer contracts;

●	our ability to maintain pricing and obtain contracts;

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●	deterioration of the credit markets;

●	our ability to raise additional capital to fund future and committed capital expenditures;

●	increased vulnerability to adverse economic conditions due to indebtedness;

●	our limited operating history on which investors may evaluate our business and prospects;

●	our ability to obtain raw materials and specialized equipment;

●	technological developments or enhancements;

●	asset impairment and other charges;

●	our ability to identify, make and integrate acquisitions;

●	ACM Emerging Markets Master Fund I, L.P. (together with Albright Capital Management LLC, collectively “ACM”) and management control over stockholder voting;

●	loss of key executives;

●	the ability to employ skilled and qualified workers;

●	work stoppages and other labor matters;

●	hazards inherent to the oil and natural gas industry;

●	inadequacy of insurance coverage for certain losses or liabilities;

●	delays in obtaining required permits;

●	ability to import equipment into Argentina on a timely basis;

●	regulations affecting the oil and natural gas industry;

●	legislation and regulatory initiatives relating to well stimulation;

●	future legislative and regulatory developments;

●	foreign currency exchange rate fluctuations;

●	effects of climate change;

●	volatility of economic conditions in Argentina;

●	market acceptance of turbine pressure pumping technology;

●	the profitability for our customers of shale oil and gas as commodity prices decrease;

●	risks of doing business in Argentina and the United States; and

●	costs and liabilities associated with environmental, health and safety laws, including any changes in the interpretation or enforcement thereof.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you against putting undue reliance on forward-looking statements or projecting any future results based on such statements. When considering our forward-looking statements, you should keep in mind the cautionary statements in this prospectus, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $6.2 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include working capital, capital expenditures and the repayment or refinancing of all or a portion of our debt.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any general corporate purpose.

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DIVIDEND POLICY

The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends, subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not declared or paid any cash dividends, and we do not anticipate paying cash dividends in the foreseeable future.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of December 31, 2015, was approximately $30.8 million, or approximately $2.27 per share of common stock based upon 13,566,050 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of December 31, 2015.

After giving effect to the sale of our common stock in the aggregate amount of $6.2 million at an assumed offering price of $3.12 per share, the last reported sale price of our common stock on the NASDAQ Capital Market on April 28, 2016, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as December 31, 2015 would have been $36.6 million, or $2.36 per share of common stock. This represents an immediate increase in net tangible book value of $0.09 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.76 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Assumed public offering price per share		$3.12
Historical net tangible book value per share as of December 31, 2015	$2.27
Increase in net tangible book value per share attributable to this offering	$0.09
As adjusted net tangible book value per share after giving effect to this offering		$2.36
Dilution in net tangible book value per share to new investors in this offering		$0.76

The number of shares of our common stock to be outstanding immediately after this offering is based on 13,566,050 shares of our common stock outstanding as of December 31, 2015. The number of shares outstanding as of December 31, 2015 excludes:

●	895,214 shares of our common stock issuable upon the exercise of stock options, with a weighted average exercise price of $5.40 per share;

●	241,625 shares of our common stock issuable upon the settlement of outstanding unvested restricted stock grants; and

●	other shares of our common stock reserved for future issuance under our 2013 and 2015 Stock Incentive Plans.

The foregoing table does not give effect to the Note Agreement or to the exercise of any outstanding warrants. To the extent the Note Agreement or any warrants are exercised, there may be further dilution to new investors.

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PLAN OF DISTRIBUTION

We intend to enter into the sales agreement with the Agents under which we may offer and sell shares of our common stock having a maximum aggregate sales price of up to $6,200,000 from time to time through either or both Agents. Sales of the shares of common stock under this , if any, may be made by any method permitted by law deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on or through the NASDAQ Capital Market, the existing trading market for our common stock or on any other existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. The Agents will not engage in any transactions that stabilize our common stock.

From time to time during the term of the sales agreement, we will notify either Agent of the amount of shares to be sold, the dates on which such sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of shares that may be sold in any one day. Once we have so instructed the Agent, unless such Agent declines to accept the terms of such notice or until such notice is terminated or suspended as permitted by the sales agreement, the Agent shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the sales agreement are subject to a number of customary conditions that we must meet. The obligation of the Agents under the sales agreement to sell shares pursuant to any notice is subject to a number of conditions, which may be waived by the respective Agent in its sole discretion.

Each Agent will provide written confirmation to us no later than the opening of the trading day following the trading day on which such Agent has sold shares of common stock for us under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate compensation payable by us to that Agent in connection with the sale and the net proceeds to us from the sale of the shares.

Settlement for sales of common stock will occur on the third trading day following the date on which any sales are made. Sales of our common stock as contemplated by this prospectus will be settled through the facilities of The Depositary Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay each Agent a commission equal to 5.0% of the gross proceeds we receive from the sales of our common stock. We have also agreed to pay various fees and expenses related to this offering, including certain of the Agents’ reasonable out-of-pocket expenses, including legal expenses, up to $25,000, in the aggregate for both Agents combined in connection with the initial filing and $2,500 per calendar quarter for quarterly due diligence legal expenses incurred by the Agents. We estimate that the total expenses for this offering, excluding compensation payable to the Agents under the terms of the sales agreement, will be approximately $60,000.

In connection with the sale of shares of common stock on our behalf hereunder, each Agent may be deemed to be an “underwriter’” within the meaning of the Securities Act, and the compensation paid to that Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against specified liabilities, including liabilities under the Securities Act.

The offering of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement or (ii) the termination of the sales agreement by either Agent or us in accordance with the sales agreement.

MLV is an affiliate of FBR.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the form of sales agreement is filed as an exhibit to this Registration Statement.

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LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Woodburn and Wedge, our Nevada counsel. Certain legal matters in connection with the offering will be passed upon by Vinson & Elkins L.L.P., Houston, Texas, as our counsel. Duane Morris LLP is counsel for the Agents in connection with this offering.

EXPERTS

The consolidated financial statements of Eco-Stim Energy Solutions, Inc. as of and for the years then ended December 31, 2015 and 2014, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report, which is incorporated here by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of the contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of these materials may be obtained, upon payment of a duplicating fee, from the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We expect to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The address of our website is www.ecostim-es.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below and the registration statement of which this prospectus forms a part of the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

●	our Current Report on Form 8-K filed on March 11, 2016 (in each case, excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit); and

●	the description of our common stock included in our Form 8-A (File No. 001-36909), filed with the Commission on April 8, 2015, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

We also incorporate by reference any documents we may file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed, from the date of this prospectus until we sell all of the securities we are offering or the termination of the offering under this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Eco-Stim Energy, Inc., Attention: Investor Relations, 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043; telephone 281-531-7200; E-mail: investorrelations@ecostim-es.com.

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ECO-STIM ENERGY SOLUTIONS, INC.

$6,200,000

Common Stock

Prospectus

FBR

MLV & Co.

             , 2016

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses relating solely to the preparation and filing of this registration statement, and the Company will incur additional expenses in connection with any offering of the securities registered hereby (all such expenses will be borne by the Company).

Securities and Exchange Commission registration fee	$10,070
FINRA filing fee	15,500
Accounting fees and expenses	10,000
Legal fees and expense	24,430
Total	$60,000

Item 15. Indemnification of Directors and Officers

The Nevada Revised Statutes permits the indemnification of directors, employees, officers and agents of Nevada corporations. Our amended and restated articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Section 78.7502 of the Nevada Revised Statutes further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Revised Statutes provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Revised Statutes provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Revised Statutes provides that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Revised Statutes, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Any underwriting agreement entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification of officers and directors, including for liabilities incurred under the Securities Act.

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Item 16. Exhibits

The exhibits to the registration statement are listed in the exhibit index attached hereto and are incorporated herein by reference.

Item 17. Undertakings

a. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the result of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

e. The undersigned registrant hereby undertakes that:

i.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

f. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each indenture to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 2, 2016.

ECO-STIM ENERGY SOLUTIONS, INC.

By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

By:	/s/ Alexander Nickolatos
Alexander Nickolatos
Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alexander Nickolatos and Craig Murrin, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act which relates to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jon Christopher Boswell	Director, President and Chief Executive Officer	May 2, 2016
Jon Christopher Boswell

/s/ Alexander Nickolatos	Chief Financial Officer and Assistant Secretary	May 2, 2016
Alexander Nickolatos

/s/ Bjarte Bruheim	Executive Chairman	May 2, 2016
Bjarte Bruheim

/s/ Bobby Chapman	Chief Operating Officer	May 2, 2016
Bobby Chapman

/s/ Carlos A. Fernandez	Director, Executive Vice President - Global	May 2, 2016
Carlos A. Fernandez	Business Development and General Manager - Latin America

/s/ Donald Stoltz	Director	May 2, 2016
Donald Stoltz

/s/ Ahmad Al-Sati	Director	May 2, 2016
Ahmad Al-Sati

/s/ Lap Wai Chan	Director	May 2, 2016
Lap Wai Chan

/s/ Christopher Krummel	Director	May 2, 2016
Christopher Krummel

/s/ Leonel Narea	Director	May 2, 2016
Leonel Narea

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EXHIBIT INDEX

Exhibit Number	Description

**1.1	Form of Underwriting Agreement.

*1.2	Form of At Market Issuance Sales Agreement between Eco-Stim Energy Solutions, Inc. and FBR Capital Markets & Co. and MLV & Co. LLC.

2.1	Agreement and Plan of Reorganization dated September 18, 2013 by and between Vision Global Solutions, Inc., FRI MergerSub, Inc. and FracRock International Inc. (incorporated by reference to our Schedule 14A filed on October 22, 2013).

4.1	Registration Rights Agreement, dated as of May 28, 2014, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to our Current Report on Form 8-K filed on June 4, 2014).

4.2	Stockholder Rights Agreement, dated as of May 28, 2014, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to our Current Report on Form 8-K filed on June 4, 2014).

**4.3	Form of Indenture for Senior Debt Securities.

**4.4	Form of Indenture for Subordinated Debt Securities.

**4.5	Form of Warrant Agreement and Warrant Certificate.

*5.1	Opinion of Woodburn and Wedge as to the legality of the securities being registered.

*23.1	Consent of Independent Registered Public Accounting Firm (Whitley Penn LLP).

*23.2	Consent of Woodburn and Wedge (contained in Exhibit 5.1).

*24.1	Powers of Attorney (contained on signature pages).

***25.1	Statement of Eligibility and Qualification of the Trustee under the Senior indenture under the Trust Indenture Act of 1939, as amended, on Form T-1.

***25.2	Statement of Eligibility and Qualification of the Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended, on Form T-1.

*	Filed herewith.

**	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the registrant.

***	To be filed separately in accordance with the requirements of Section 305(b)(2) of the Trustee Indenture Act of 1939, if applicable.

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